UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 13, 2008

Colombia Goldfields Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51013	76-0730088
(Commission File Number)	(IRS Employer Identification No.)

208-8 King Street East, Toronto, Ontario Canada	M5C 1B5
(Address of Principal Executive Offices)	(Zip Code)

(416) 361-9640
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On May 13, 2008, Compania Minera de Caldas S.A. (“Caldas”), a 95% owned Colombian subsidiary of Colombia Goldfields Ltd., entered into an agreement (the “Agreement”) with Mineros S.A. (“Mineros”), a corporation organized under the laws of the Republic of Colombia and acting on its own behalf and on behalf of Eduardo Pacheco Cortes, Rodrigo Vasquez Mejia, Alberto Velasquez Echeverry, Alberto Mejia Hernandez, Carlos Urrutia Valenzuela, Juan Manuel Urrutia Valenzuela, Santiago Vesquez Haupt and Alvaro Escobar Restrepo, to extend the payment date for the previously announced 20% (US$7 million) deposit of the purchase price in connection with the acquisition of Mineros Nacionales S.A. from May 15, 2008 to June 9, 2008.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Agreement, dated as of May 13, 2008, between Caldas and Mineros

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2008	Colombia Goldfields Ltd.

	By:	/s/ J. Randall Martin
	Name:	J. Randall Martin
	Title:	Chief Executive Officer and Vice Chairman